-------------------------------------------------------------------------------


                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549



                                       FORM 8-K



                                    CURRENT REPORT



                            Pursuant to Section 13 of the
                           Securities Exchange Act of 1934



          Date of Report (Date of earliest event reported) -January 28, 1997




                                FOREST OIL CORPORATION
                  (Exact name of registrant as specified in charter)




              New York                 0-4597              25-0484900
       (State or other juris-       (Commission          (IRS Employer
     diction of incorporation)      file number)       Identification No.)



          2200 Colorado State Bank Building, 1600 Broadway, Denver, CO 80202
                (Address of principal executive offices)    (Zip Code)


         Registrant's telephone number, including area code:  (303) 812-1400


-------------------------------------------------------------------------------

ITEM 5.  OTHER EVENTS

Filed herewith are financial statements of ATCOR Resources Ltd. which was acquired by the Company on January 31, 1996 and pro forma financial statements of the Company giving effect to the ATCOR acquisition and certain other transactions as described in such statements.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    (a)  Audited financial statements of ATCOR Resources Ltd. at
         December 31, 1995 and for each of the years in the three year period ended December 31, 1995.

    (b) Condensed pro forma combined financial statements of Forest Oil Corporation at September 30, 1996 and for the nine months ended September 30, 1996 and the year ended December 31, 1995.

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             FOREST OIL CORPORATION
                                                  (Registrant)



Dated:  January 28, 1997                 By   /s/ DANIEL L. MCNAMARA
                                              --------------------------
                                              Daniel L. McNamara
                                              Secretary

                                FOREST OIL CORPORATION

                  CONDENSED PRO FORMA COMBINED FINANCIAL STATEMENTS


On December 20, 1995, Forest Oil Corporation (Forest) purchased an interest in Saxon Petroleum Inc. (Saxon) of Calgary, Alberta. In the transaction, Forest received Saxon common shares, preferred shares and warrants to purchase common shares. In exchange, Saxon received cash, Forest common stock and Forest's investment in Archean Energy Ltd. (Archean).

On December 29, 1995, Forest entered into an agreement with Joint Energy Development Investments Limited Partnership (JEDI), a Delaware partnership whose general partner is an affiliate of Enron Corp., to exchange Forest common stock for debt and warrants to purchase Forest common stock (the JEDI Exchange).

On January 31, 1996, Forest acquired ATCOR Resources, Ltd. (ATCOR) of Calgary, Alberta. The purchase was funded by the net proceeds of a public offering (the 1996 Public Offering) and drawdowns under the Company's bank credit facility. The exploration and production business of ATCOR was renamed Canadian Forest Oil Ltd. (Canadian Forest).

On August 1, 1996, The Anschutz Corporation (Anschutz) exercised its option to purchase Forest common stock (the Anschutz Option).

On November 5, 1996, Forest exchanged common stock plus cash to extinguish nonrecourse secured debt owed to JEDI (the JEDI Extinguishment). In connection with this transaction, Anschutz exercised warrants to purchase Forest common stock (the Anschutz Warrant Exercise) and converted its Forest Second Series Preferred Stock into common stock (the Anschutz Conversion).

The following unaudited condensed pro forma combined balance sheet assumes that the JEDI Extinguishment, the Anschutz Warrant Exercise and the Anschutz Conversion occurred on September 30, 1996 and reflects the September 30, 1996 historical consolidated balance sheet of Forest giving pro forma effect to these transactions. The unaudited condensed pro forma combined balance sheet should be read in conjunction with the historical statements and related notes of Forest.

The following unaudited condensed pro forma combined statements of operations for the nine months ended September 30, 1996 and for the year ended December 31, 1995 assume that the Saxon transaction, the JEDI Exchange, the ATCOR acquisition, the Anschutz transactions and the JEDI Extinguishment occurred as of January 1, 1995. The pro forma results of operations are not necessarily indicative of the results of operations that would actually have been attained if the transactions had occurred as of January 1, 1995. These statements should be read in conjunction with the historical statements and related notes of Forest and ATCOR.

                                FOREST OIL CORPORATION
                 CONDENSED PRO FORMA COMBINED BALANCE SHEET (NOTE A)
                                  SEPTEMBER 30, 1996
                                     (UNAUDITED)

                                       ASSETS

                                                                 Anschutz
                                                     JEDI         Warrant     Anschutz    Pro Forma
                                       Forest    Extinguishment   Exercise   Conversion   Combined
                                     Historical    (Note F)       (Note G)    (Note H)     Forest
                                    ----------  --------------   --------   ----------   ---------
Current assets:
    Cash and cash equivalents       $    7,676    (12,946)(1)      4,083                    7,676
                                                    8,863 (2)
    Accounts receivable                 46,768                                             46,768
    Other current assets                 4,268                                              4,268
                                    ----------    -------          -----      ------     --------
         Total current assets           58,712     (4,083)         4,083                   58,712

Property and equipment, at cost:
    Oil and gas properties-full
      cost accounting method         1,417,102                                          1,417,102

    Buildings, transportation and
     other equipment                    10,756                                             10,756
                                    ----------    -------          -----      ------     --------
                                     1,427,858                                          1,427,858

    Less accumulated depreciation,
     depletion and valuation
     allowance                         991,457                                            991,457
                                    ----------    -------          -----      ------     --------
         Net property and equipment    436,401                                            436,401
Goodwill and other intangible
 assets, net                            30,138                                             30,138
Other assets                             7,915       (272)(1)                               7,643
                                    ----------    -------          -----      ------     --------
                                    $  533,166     (4,355)         4,083           -      532,894
                                    ----------    -------          -----      ------     --------
                                    ----------    -------          -----      ------     --------

                                LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
    Cash overdraft                  $    2,186                                              2,186
    Current portion of long-term
     debt                                2,149                                              2,149
    Current portion of gas
     balancing liability                 2,240                                              2,240
    Accounts payable                    50,583                                             50,583
    Accrued interest                     1,506                                              1,506
    Other current liabilities            4,717                                              4,717
                                    ----------    -------          -----      ------     --------
         Total current liabilities      63,381                                             63,381

Long-term debt                         189,652    (42,446)(1)                             156,069
                                                    8,863 (2)
Gas balancing liabilities                3,340                                              3,340
Other liabilities                       21,962                                             21,962
Deferred revenue                         8,569                                              8,569
Deferred income taxes                   33,463                                             33,463

Minority interest                        8,547                                              8,547

Shareholders' equity:
    Preferred stock                     24,345                                (8,518)      15,827
    Common stock                         2,686        200(1)          39         124        3,049
    Capital surplus                    397,117     26,862(1)       4,044       8,394      436,417
    Accumulated deficit               (219,906)     2,166(1)                             (217,740)
    Foreign currency translation            10                                                 10
                                    ----------    -------          -----      ------     --------
         Total shareholders' equity    204,252     29,228          4,083           -      237,563
                                    ----------    -------          -----      ------     --------

                                    $  533,166     (4,355)         4,083           -      532,894
                                    ----------    -------          -----      ------     --------
                                    ----------    -------          -----      ------     --------

                      See accompanying notes to condensed pro forma
                               combined financial statements.

                                FOREST OIL CORPORATION

            CONDENSED PRO FORMA COMBINED STATEMENT OF OPERATIONS (NOTE A)

                         NINE MONTHS ENDED SEPTEMBER 30, 1996

                                     (UNAUDITED)

                                                   ATCOR        ATCOR          JEDI      Pro Forma
                                      Forest     Historical  Adjustments  Extinguishment  Combined
                                    Historical    (Note D)    (Note D)       (Note F)      Forest
                                    ----------   ----------  -----------  --------------  --------
Revenue:
    Marketing and processing       $  135,614     14,448      (1,107)(1)                  148,955
    Oil and gas sales                  88,062      3,710                                   91,772
    Miscellaneous, net                    707          6          (6)(2)                      707
                                   ----------    -------      -------         ------      -------
         Total revenue                224,383     18,164      (1,113)                     241,434

Expenses:
    Marketing and processing          129,115     13,567        (885)(1)                  141,797
    Oil and gas production             23,224        869                                   24,093
    General and administrative          9,526        727         (36)(3)                   10,217
    Interest                           18,042        150                      (3,898)(3)   14,294
    Depreciation and depletion         43,862      1,973        (407)(5)                   45,599
                                                                 171 (6)
                                   ----------    -------      -------         ------      -------
              Total expenses          223,769     17,286      (1,157)         (3,898)     236,000
                                   ----------    -------      -------         ------      -------
Income before income taxes
    and minority interest                 614        878          44           3,898        5,434

Income tax expense                      3,250        359         181 (7)                    3,790
Minority interest in loss of
    subsidiary                            228                                                 228
                                   ----------    -------      -------         ------      -------
Net earnings (loss)                 $  (2,408)       519        (137)          3,898        1,872
                                   ----------    -------      -------         ------      -------
                                   ----------    -------      -------         ------      -------

Weighted average number of
    common shares outstanding
     (Note I)                          23,698                                              31,471
                                   ----------                                             -------
                                   ----------                                             -------

Net earnings (loss) attributable to
    common stock                    $  (4,027)                                                253
                                   ----------                                             -------
                                   ----------                                             -------

Primary and fully diluted
    earnings (loss) per share         $  (.17)                                                .01
                                   ----------                                             -------
                                   ----------                                             -------

                      See accompanying notes to condensed pro forma
                               combined financial statements.

                                FOREST OIL CORPORATION

            CONDENSED PRO FORMA COMBINED STATEMENT OF OPERATIONS (NOTE A)

                             YEAR ENDED DECEMBER 31, 1995

                                     (UNAUDITED)

                                                                                                            JEDI
                                                             Saxon      JEDI       ATCOR       ATCOR     Extinguish-  Pro Forma
                                                Forest    Historical  Exchange  Historical  Adjustments     ment      Combined
                                              Historical   (Note B)   (Note C)   (Note D)    (Note D)     (Note F)     Forest
                                              ----------  ----------  --------  ----------  -----------  ----------   ---------
Revenue:
    Marketing and processing                  $                                  148,424      (8,980) (1)              139,444
    Oil and gas sales                           81,949      9,719                 37,658                               129,326
    Miscellaneous, net                             507                            (1,040)       (221) (2)                  514
                                                                                               1,268  (8)
                                              --------      -----      ------    -------     -------       ------      -------
         Total revenue                          82,456      9,719                185,042      (7,933)                  269,284
Expenses:
    Marketing and processing                                                     139,766      (6,574) (1)              133,192
    Oil and gas production                      22,463      4,280                 10,769                                37,512
    General and administrative                   9,081        871                  3,468        (471) (3)               12,949
    Interest                                    25,323        767      (1,500)     2,432      (1,647) (4)  (4,018)(3)   21,357
    Depreciation and depletion                  43,592      3,506                 42,019     (23,129) (5)               68,047
                                                                                               2,059  (6)
                                              --------      -----      ------    -------     -------       ------      -------

         Total expenses                        100,459      9,424      (1,500)   198,454     (29,762)      (4,018)     273,057

Income (loss) before income taxes,
    minority interest and extraordinary
    item                                       (18,003)       295       1,500    (13,412)     21,829        4,018       (3,773)

Income tax expense (benefit)                        (7)       278                 (2,158)     11,617  (7)                6,325
                                                                                              (3,405) (9)
Minority interest in net earnings of
    subsidiary                                                 (7)                                                          (7)
                                              --------      -----      ------    -------     -------       ------      -------

Income (loss) before extraordinary item        (17,996)        10       1,500    (11,254)     13,617        4,018      (10,105)
Extraordinary item - gain on extinguishment
    of debt                                                                                                 2,166 (1)    2,166
                                              --------      -----      ------    -------     -------       ------      -------
Net earnings (loss)                           $(17,996)        10       1,500    (11,254)     13,617        6,184       (7,939)
                                              --------      -----      ------    -------     -------       ------      -------
                                              --------      -----      ------    -------     -------       ------      -------
Weighted average number of common shares
    outstanding (Note J)                         7,360                                                                  28,119
                                              --------                                                                 -------
                                              --------                                                                 -------
Net loss attributable to common stock         $(20,156)                                                                (10,099)
                                              --------                                                                 -------
                                              --------                                                                 -------
Primary and fully diluted loss per share:
    Loss before extraordinary item            $  (2.74)                                                                   (.44)
    Extraordinary item - gain on
         extinguishment of debt                      -                                                                     .08
                                              --------                                                                 -------

    Net loss attributable to common stock     $  (2.74)                                                                   (.36)
                                              --------                                                                 -------
                                              --------                                                                 -------

  See accompanying notes to condensed pro forma combined financial statements.

                            FOREST OIL CORPORATION

           NOTES TO CONDENSED PRO FORMA COMBINED FINANCIAL STATEMENTS

                              SEPTEMBER 30, 1996

                                  (UNAUDITED)


A.  BASIS OF PRESENTATION

The following unaudited condensed pro forma combined balance sheet assumes that the JEDI Extinguishment, the Anschutz Warrant Exercise and the Anschutz Conversion occurred on September 30, 1996 and reflects the September 30, 1996 historical consolidated balance sheet of Forest giving pro forma effect to these transactions. The unaudited condensed pro forma combined balance sheet should be read in conjunction with the historical statements and related notes of Forest.

The following unaudited condensed pro forma combined statements of operations for the nine months ended September 30, 1996 and for the year ended December 31, 1995 assume that the Saxon transaction, the JEDI Exchange, the ATCOR acquisition, the Anschutz transactions and the JEDI Extinguishment occurred as of January 1, 1995. The pro forma results of operations are not necessarily indicative of the results of operations that would actually have been attained if the transactions had occurred as of January 1, 1995. These statements should be read in conjunction with the historical statements and related notes of Forest and ATCOR.

The historical financial statements of ATCOR for the month ended January 31, 1996 have been translated at the average historical exchange rate of approximately $1.37 CDN to $1.00.

The historical financial statements of Saxon and ATCOR for the year ended December 31, 1995 have been translated at the average historical exchange rate during the period of approximately $1.37 CDN to $1.00.


B.  ACQUISITION OF SAXON PETROLEUM, INC.

On December 20, 1995, Forest purchased a 56% economic (49% voting) interest in Saxon for approximately $22,000,000. In the transaction, Forest received from Saxon 40,800,000 voting common shares, 12,300,000 nonvoting common shares, 15,500,000 preferred shares and warrants to purchase 5,300,000 common shares. In exchange, Forest transferred to Saxon its preferred shares of Archean Energy Ltd., issued to Saxon 1,060,000 common shares of Forest and paid Saxon $1,500,000 CDN.

A pro forma adjustment has been made to the accompanying historical statement of operations for the year ended December 31, 1995 to record the historical results of operations of Saxon for the period and to recognize the minority interest in the net earnings of Saxon.


C.  JEDI EXCHANGE

On December 29, 1995, Forest entered into an agreement with JEDI to exchange 1,680,000 shares of Forest's common stock for approximately $22,400,000 principal amount of debt and warrants to purchase 2,250,000 shares of Forest's common stock held by JEDI.

The accompanying condensed pro forma combined statement of operations for the year ended December 31, 1995 includes a pro forma adjustment to reduce interest expense by $1,500,000 to give effect to the reduction of the JEDI debt.

D.  ACQUISITION OF ATCOR

On January 31, 1996 Forest acquired ATCOR for approximately $136,000,000. The purchase was funded by the net proceeds of the 1996 Public Offering and approximately $8,300,000 drawn under the Company's bank credit facility. The exploration and production business of ATCOR was renamed Canadian Forest Oil Ltd.

The accompanying condensed pro forma combined statements of operations for the nine months ended September 30, 1996 and the year ended December 31, 1995 have been adjusted to include the historical results of operations for ATCOR prior to the acquisition. In addition, the following pro forma adjustments have been made to the accompanying historical statements of operations for ATCOR for the nine months ended September 30, 1996 and year ended December 31, 1995:

    1. To eliminate the income and expense associated with certain assets that were sold to the controlling shareholders of ATCOR.

    2. To eliminate dividend income on the investment in Trilon Financial Corporation (Trilon) which was sold to the controlling shareholders of ATCOR.

    3. To adjust general and administrative expense of ATCOR to reflect the elimination of administrative and financial and management fees charged by a controlling shareholder of ATCOR.

    4. To adjust interest expense of ATCOR to reflect the payment of outstanding long-term debt using proceeds of the sale of certain assets to the controlling shareholders of ATCOR.

    5. To adjust depletion and depreciation expense of ATCOR to reflect Forest's basis in the properties acquired.

    6. To record amortization of goodwill and other intangible assets.

    7. To record the income tax effects of the pro forma adjustments for the ATCOR acquisition.

    8. To eliminate writedown of investment in Trilon.

    9. To record the adjustment necessary to restate the historical financial statements of ATCOR to conform to U.S. generally accepted accounting principles by providing for income taxes under the asset and liability method.

E.  ANSCHUTZ OPTION

On August 1, 1996, Anschutz exercised its option to purchase 2,250,000 shares of Forest's common stock for $26,200,000 or approximately $11.64 per share. The option was scheduled to expire on July 27, 1998.


F.  JEDI EXTINGUISHMENT

On November 5, 1996 Forest exchanged 2,000,000 shares of its common stock plus approximately $13,500,000 cash to extinguish approximately $43,000,000 of nonrecourse secured debt owed to JEDI. The JEDI debt bore interest at the rate of 12-1/2% per annum.

The following pro forma adjustments have been made to the accompanying historical balance sheet at September 30, 1996 and to the accompanying historical statements of operations for the nine months ended September 30, 1996 and the year ended December 31, 1995:

    1. To record issuance of 2,000,000 shares of Forest common stock with an estimated fair value of $27,062,000 (determined by reference to the quoted market price of the shares, less a discount to reflect the restrictions placed upon the sale of such shares), and use of $12,946,000 of cash to repay the outstanding JEDI debt of $42,446,000. This transaction resulted in a gain of $2,166,000 after the write-off of unamortized debt costs in the amount of $272,000.

    2. To record additional borrowing of $8,863,000 on the Company's line of credit to finance the JEDI Extinguishment.

    3. To record a net reduction of interest expense of $3,898,000 for the nine months ended September 30, 1996 and $4,018,000 for the year ended December 31, 1995, as a result of the extinguishment of the JEDI debt.


G.  ANSCHUTZ WARRANT EXERCISE

On November 5, 1996 Anschutz acquired 388,888 shares of Forest's common stock by exercising warrants which allowed it to purchase such shares at $10.50 per share.

A pro forma adjustment has been made to the accompanying historical balance sheet at September 30, 1996 to record the proceeds of $4,083,000 and the issuance of common stock.


H.  ANSCHUTZ CONVERSION

On November 5, 1996 Anschutz converted 620,000 shares of Forest's Second Series Preferred Stock into 1,240,000 shares of common stock.

A pro forma adjustment has been made to the accompanying historical balance sheet at September 30, 1996 to record the conversion by reclassifying the historical value of the preferred stock ($8,518,000) to common stock and capital surplus.

I. The weighted average number of common shares outstanding for the nine months ended September 30, 1996 has been adjusted as follows:

         Forest historical                                   23,698
         Weighted average effect of shares issued in:
              1996 Public Offering                            1,349
              JEDI Extinguishment                             2,000
              Anschutz Option Exercise                        1,747
              Anschutz Warrant Exercise                         389
              Anschutz Conversion                             1,240
         Common stock equivalents (1)                         1,048
                                                             ------
         Pro forma weighted average shares                   31,471
                                                             ------
                                                             ------

    (1) The remaining Anschutz Warrants and employee stock options were in the money during the period, and therefore were required to be included in the primary earnings per share calculation since they had a dilutive effect.


J. The weighted average number of common shares outstanding for the year ended December 31, 1995 has been adjusted as follows:

         Forest historical                                    7,360
         Shares issued in:
              Saxon acquisition                               1,060
              JEDI Exchange                                   1,680
              1996 Public Offering (ATCOR acquisition)       12,140
              Anschutz Option Exercise                        2,250
              JEDI Extinguishment                             2,000
              Anschutz Warrant Exercise                         389
              Anschutz Conversion                             1,240
                                                             ------
         Pro forma weighted average shares                   28,119
                                                             ------
                                                             ------

                                AUDITORS' REPORT


FEBRUARY 1, 1996



To the Directors of
ATCOR Resources Ltd.


    We have audited the consolidated balance sheets of ATCOR Resources Ltd. as at December 31, 1995 and 1994, and the consolidated statements of earnings and retained earnings and changes in financial position for each of the years in the three year period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

    In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1995 and 1994 and the results of its operations and the changes in its financial position for each of the years in the three year period ended December 31, 1995 in accordance with Canadian generally accepted accounting principles.

    Accounting principles generally accepted in Canada vary in certain significant respects from accounting principles generally accepted in the United States. In our opinion, the application of the latter would have affected the determination of consolidated net earnings/income and changes in consolidated financial position expressed in Canadian dollars for each of the three years in the period ended December 31, 1995 and the determination of consolidated deficit also expressed in Canadian dollars at December 31, 1995 and 1994 to the extent summarized in Note 17 to the consolidated financial statements.



PRICE WATERHOUSE


Chartered Accountants
Calgary, Alberta

                            ATCOR RESOURCES LIMITED
                           CONSOLIDATED BALANCE SHEET


AS AT DECEMBER 31 ($000'S OF CANADIAN DOLLARS)            1995             1994
---------------------------------------------------------------------------------------
                                                                    (Restated - Note 4)

ASSETS
---------------------------------------------------------------------------------------
Current Assets
    Accounts receivable                                 $ 25,300         $ 30,451
    Inventories                                            1,616            1,502
    Prepaid expenses                                       1,214            1,786
    -----------------------------------------------------------------------------------
                                                          28,130           33,739
Investment in Securities (Note 9)                          3,250            4,985
Property, Plant and Equipment (Note 10)                  223,961          258,014
---------------------------------------------------------------------------------------
                                                        $255,341         $296,738
---------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY
---------------------------------------------------------------------------------------
Current Liabilities
    Due to bank (Note 11)                               $  5,000         $  5,000
    Accounts payable and accrued liabilities              24,752           30,601
---------------------------------------------------------------------------------------
                                                          29,752           35,601
Other Liabilities                                          3,479            3,084
Due to Bank (Note 11)                                     18,763           34,005
Deferred Income Taxes                                     45,116           50,421
Shareholders' Equity
    Class A and Class B shares (Note 12)                 135,787          135,787
    Retained earnings                                     22,444           37,840
---------------------------------------------------------------------------------------
                                                         158,231          173,627
Commitments and contingencies (Note 16)
---------------------------------------------------------------------------------------
                                                        $255,341         $296,738
---------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------

                             ATCOR RESOURCES LIMITED
           CONSOLIDATED STATEMENT OF OPERATIONS AND RETAINED EARNINGS


Year Ended December 31 ($000's of Canadian dollars)                          1995          1994         1993
---------------------------------------------------------------------------------------------------------------
                                                                                   (Restated - Note 4)

Revenues
    Sales                                                                  $261,234      $191,007     $124,344
    Investment and other income                                                 312           504          258
    Settlement fee (Note 5)                                                       -         3,178            -
---------------------------------------------------------------------------------------------------------------
                                                                            261,546       194,689      124,602

Expenses
    Cost of gas                                                             177,374       105,732       41,695
    Operating and gas transportation                                         28,570        30,827       31,953
    Royalties                                                                 8,009        10,119        8,972
    Alberta royalty tax credit                                               (1,350)       (1,621)      (1,580)
    General and administrative (Note 10(c))                                   4,744         4,743        4,385
    Depletion and depreciation (Note 10(a) and (b))                          34,486        28,137       22,990
    Write down of petroleum and natural gas assets (Note 10(a))              23,000             -            -
    Gain on sale of interest in ethane extraction plant (Note 3(a))               -             -       (7,326)
    Interest (long term portion $2,767; 1994 - $3,552; 1993 - $520)           3,327         4,009        2,767
    Write down (recovery) of investment in securities (Note 9)                1,735             -          (83)
---------------------------------------------------------------------------------------------------------------
                                                                            279,895       181,946      103,773
---------------------------------------------------------------------------------------------------------------
(Loss) Earnings Before Income Taxes                                         (18,349)       12,743       20,829
Income Taxes (Note 7)
    Current                                                                   2,352         4,325        1,969
    Deferred                                                                 (5,305)        2,662        8,622
---------------------------------------------------------------------------------------------------------------
                                                                             (2,953)        6,987       10,591
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
Net (Loss) Earnings                                                         (15,396)        5,756       10,238
Dividends on Preferred shares                                                     -             -          591
---------------------------------------------------------------------------------------------------------------
Net (Loss) Earnings Attributable to Class A and Class B shares (Note 8)     (15,396)        5,756        9,647
---------------------------------------------------------------------------------------------------------------
Retained Earnings, beginning of year as previously reported                                32,521       22,874
Prior Year restatement (Note 4)                                                   -           437            -
---------------------------------------------------------------------------------------------------------------
Beginning of year as restated                                                37,840        32,084       22,874
---------------------------------------------------------------------------------------------------------------
Retained Earnings, end of year                                             $ 22,444      $ 37,840     $ 32,521
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------

                               ATCOR RESOURCES LIMITED
               CONSOLIDATED STATEMENT OF CHANGES IN FINANCIAL POSITION



YEAR ENDED DECEMBER 31 ($000'S OF CANADIAN DOLLARS)      1995        1994         1993
-----------------------------------------------------------------------------------------
Cash Provided from Operations
    Net (Loss) Earnings                               $(15,396)    $ 5,756     $ 10,238
    Depletion and depreciation                          34,486      28,137       22,990
    Write down of petroleum and natural gas assets      23,000           -            -
    Gain on sale of asset                                    -           -       (7,326)
    Write down (recovery) of investment in securities    1,735           -          (83)
    Deferred income taxes                               (5,305)      2,662        8,622
-----------------------------------------------------------------------------------------
Cash flow  from Operating activities                    38,520      36,555       34,441
    (Increase) Decrease in working capital other
     than cash                                            (240)     12,507      (16,739)
    Other                                                 (529)       (409)         (56)
-----------------------------------------------------------------------------------------
                                                        37,751      48,653       17,646
Cash Provided from Financing Activities
    Issue of shares to acquire Altex Resources Ltd.          -           -       22,202
    Issue of shares net of costs                             -           -        9,623
    Proceeds from sale of investments                        -           -          618
    Dividends on preferred shares                            -           -         (591)
    Redemption of preferred shares                           -           -      (12,000)
    Long term borrowing repaid                         (15,242)    (12,246)      (5,446)
-----------------------------------------------------------------------------------------
Cash Available for Investing activities                 22,509      36,407       32,052
-----------------------------------------------------------------------------------------
Investment
    Acquisition of Altex Resources Ltd., net of
     working capital deficiency of $4,822                    -           -       27,387
    Capital expenditures, net of oil and gas
     dispositions                                       22,550      26,164       24,023
    Net proceeds from sale of non-oil and gas
     fixed assets                                          (41)         (7)     (10,255)
-----------------------------------------------------------------------------------------
                                                        22,509      26,157       41,155
-----------------------------------------------------------------------------------------
Increase in Cash  *                                   $      -     $10,250     $ (9,103)
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------

* For the purposes of this statement, cash represents the current portion of the amount due to the bank.

                               ATCOR RESOURCES LIMITED
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 1995
(TABULAR AMOUNTS IN THOUSANDS OF DOLLARS EXCEPT WHERE INDICATED)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    CONSOLIDATED FINANCIAL STATEMENTS
    The consolidated financial statements have been prepared by management in accordance with Canadian generally accepted accounting principles. Certain amounts have been reclassified to conform to the current presentation.

    Property, Plant and Equipment

    PETROLEUM AND NATURAL GAS PROPERTIES
    The Company follows the full cost method of accounting, as prescribed by the guideline issued by The Canadian Institute of Chartered Accountants, whereby all costs related to the exploration for and development of petroleum and natural gas are capitalized. Such costs, including tangible equipment and directly related general and administrative expenses, are accumulated in one cost centre for each country. Interest costs are capitalized on major development projects.

    Costs of petroleum and natural gas properties (except for those relating to significant unproved properties and major development projects) are depleted by the unit of production method based on gross (before royalties) proved reserves and production. Oil and natural gas liquids reserves and production are converted to natural gas equivalents using the relative energy content of 6.5 thousand cubic feet of gas equalling one barrel of oil. Sulphur reserves and production are converted to natural gas equivalents at one ton to 15 thousand cubic feet of gas.

    The net book value, less related deferred income taxes and accrued future removal and site restoration costs, is limited to a ceiling amount which represents the aggregate of (a) proved reserves at current prices and costs and (b) the cost less impairment of significant unproved properties and major development projects, less (c) future estimated general and administrative expenses, financing costs and income taxes.

    Proceeds of disposals are credited to cost and no gains or losses are recognized unless such treatment alters the depletion rate by more than 20 percent.

    Substantially all of the Company's exploration and production activities are conducted jointly with others and the consolidated financial statements reflect only the Company's proportionate interest in such activities.

    ETHANE EXTRACTION PLANT
    The Company has a working interest in a joint venture which owns and operates a plant to extract ethane and other natural gas liquids from natural gas. The consolidated financial statements reflect the Company's proportionate interest in this joint venture.

    The Company's investment in this plant is depreciated on a straight-line basis over the estimated useful life of the plant.

    FUTURE REMOVAL AND SITE RESTORATION COSTS
    Provision for estimated future removal and site restoration costs is made by the unit of production method. The related charge is included with depletion and depreciation and is reflected in other liabilities.

    INVENTORIES
    Inventories, consisting of natural gas and equipment, are valued at the lower of cost or net realizable value.

    INVESTMENT IN SECURITIES
    Investment in securities is carried at cost less any permanent impairment in value.

    INCOME TAXES
    The Company provides for deferred income taxes, which principally arise from the excess of capital cost allowance and exploration and development costs claimed for tax purposes over related depletion and depreciation.

    PER SHARE INFORMATION
    Earnings and cash flow per share are calculated using the weighted average number of Class A and Class B Shares outstanding.

    PENSIONS
    The Company's employees are members of a non-contributory defined benefit plan. The cost of pension benefits is determined using the accrued benefit actuarial cost method and reflects management's best estimates of investment returns, wage and salary increases, mortality rates, terminations and age at retirement. Adjustments resulting from plan enhancements, experience gains and losses and changes in assumptions are amortized over the estimated average remaining service life of employees.

2.  ACQUISITION OF ALTEX RESOURCES LTD.

    On January 1, 1993, the Company acquired all of the Common Shares of Altex Resources Ltd. ("Altex"), an oil and gas exploration and development company. As consideration, the Company issued 6,343,400 Class A Non-Voting shares.

    The acquisition was recorded January 1, 1993 at $3.50 per share, using the purchase method, and the allocation of the purchase price and related costs of $363,000 was as follows:

               Assets
                    Current                           $ 2,400
                    Property, plant and equipment      29,941
                                                      -------
                                                       32,341
                                                      -------

               Liabilities
                    Due to bank                       $ 4,070
                    Other current                       3,151
                    Other liabilities                     204
                    Deferred income taxes               2,351
                                                      -------
                                                        9,776
                                                      -------
                                                      $22,565
                                                      -------
                                                      -------
3.  SALE OF INTEREST IN ETHANE EXTRACTION PLANT

    (a)  Effective December 1, 1993 (the transaction closed on January 17,
         1994), the Company sold a 16.67 percent working interest (leaving the Company with a remaining interest of 33.33 percent) in the plant to CU Gas Limited, a subsidiary of Canadian Utilities Limited. Proceeds of the sale, after related costs, were $10,250,000 and a before tax gain of $7,326,000 was recorded. The estimated after tax gain was $3,683,000. The effect of the gain was to increase earnings by $0.10 per share.

    (b) Effective December 1, 1993, the estimated useful life of the plant was extended from 1998 to 2013, which represents the Company's estimate of the period over which a significant customer will utilize the plant for processing.

4.  PRIOR YEAR RESTATEMENT

    A joint venture audit of the Edmonton Ethane Extraction Plant identified errors in processing fees charged and in the allocations of product volumes for the period 1989 through 1993. As a result, a prior period adjustment was recorded which reduced retained earnings and working capital by $437,000.

5.  SETTLEMENT FEE

    During the year ended December 31, 1994, a company which had contracted to purchase gas from the Company and other suppliers paid these companies to suspend deliveries under the contracts until 2001. In the interim period, the Company is selling the related gas into other markets. Since the Company had no remaining obligation under the suspended contracts, the entire amount of the settlement fee was recognized as revenue in 1994.

6.  HEDGING

    The Company enters into contracts from time to time to lock in prices for future oil production. Gains or losses from these contracts are included in income when the related production is sold. During the year the Company made a hedging a gain of $296,000 (1994 loss of $110,000 and 1993 gain of $507,000).

    The Company enters into forward exchange contracts from time to time to fix the exchange rate of the Canadian dollar against the U.S. dollar.

    At December 31, 1995, 1994 and 1993, no such contracts were outstanding.

7.  INCOME TAXES

    The actual income tax provision differs from that which would be expected as follows:

    YEAR ENDED DECEMBER 31                             1995     1994     1993
    ----------------------------------------------------------------------------
    (Loss) Earnings before income taxes              $(18,349) $12,743  $20,829
    ----------------------------------------------------------------------------
    Income taxes at the statutory rates                (8,179)   5,650    9,236
    Crown payments (net of Alberta Royalty Tax Credit)  2,190    2,885    2,479
    Resource allowance                                 (2,513)  (3,182)  (2,909)
    Depletion of assets with no tax value               2,279    2,045    1,393
    Write down of assets with no tax value              1,607        -        -
    Large corporation tax                                 655      539      530
    Provision for loss in value of securities             773        -        -
    Manufacturing and processing credit                     -   (1,006)  (1,110)
    Dividend income                                      (135)    (102)    (122)
    Amortization of deferred tax benefits                 315      315    1,316
    Other                                                  55     (157)    (222)
    ----------------------------------------------------------------------------
                                                     $ (2,953) $ 6,987  $10,591
    ----------------------------------------------------------------------------
    ----------------------------------------------------------------------------

    Deferred tax benefits relating to certain earnings under a cost of service contract were previously recognized. The related benefits of $943,000 at December 31, 1995 (1994 - $1,258,000; 1993 - $1,573,000) are being amortized over the life of a related contract.

    Assets with a net book value of $30,913,000 (1994 - $39,212,000; 1993 -
    $43,387,000) have no tax base and related depletion results in an increased tax rate.

8.  (LOSS)/EARNINGS PER SHARE

    YEAR ENDED DECEMBER 31                             1995     1994      1993
    ----------------------------------------------------------------------------
    (Loss) Earnings per share                        $  (0.40) $  0.15   $  0.26
    ----------------------------------------------------------------------------
    The average number of shares used in the above calculations was 38,107,952 for the years ended December 31, 1995 and 1994 and 36,774,618 for the year ended December 31, 1993.

9.  INVESTMENT IN SECURITIES

    On February 1, 1996 the investment which consisted of 200,000 Class I preferred shares of Trilon Corporation was sold for net proceeds of $3,250,000. The previous book value of $4,985,450 has been reduced accordingly.

10. PROPERTY, PLANT AND EQUIPMENT

                                                   1995       1994       1993
    ----------------------------------------------------------------------------
    COST
    Petroleum and natural gas properties         $459,216   $437,215    $412,464
    Ethane extraction plant and other
        related processing equipment               23,436     23,324      23,186
    Administrative assets                           6,466      6,133       4,882
    ----------------------------------------------------------------------------
                                                  489,118    466,672     440,532
    ----------------------------------------------------------------------------
    ACCUMULATED DEPLETION AND DEPRECIATION
    Petroleum and natural gas properties          242,575    186,955     160,609
    Ethane extraction plant and other
        related processing equipment               17,965     17,666      17,366
    Administrative assets                           4,617      4,037       3,377
    ----------------------------------------------------------------------------
                                                  265,157    208,658     181,352
    ----------------------------------------------------------------------------
    ----------------------------------------------------------------------------
    Net property, plant and equipment            $223,961   $258,014    $259,180
    ----------------------------------------------------------------------------
    ----------------------------------------------------------------------------

    a) As explained in Note 1, the Company applies a ceiling test to the net book value of its petroleum and natural gas assets. In applying this ceiling test, the Company used the following approximate product prices:

                                                   1995      1994      1993
    Oil (per barrel)............................ $  21.00  $  19.40  $  13.17
    Natural Gas (per MCF)....................... $   1.62   $  1.60   $  2.35

    As a result of applying the ceiling test a charge to income of $15,579,000 was recorded in 1995, consisting of a write down of $23,000,000 net of related deferred income taxes of $7,421,000.

    b) Significant volumes of recoverable oil and gas reserves have been established in the Beaufort-Mackenzie Delta area, but they have not been categorized as proved reserves at this time due to current economic conditions. Effective October 1, 1993 the cost of these properties of $36,032,000 commenced being depleted. This was a result of a planned well being deferred indefinitely. Costs of $77,222,000 relating to a major development project (Caroline) were not depleted in 1992; the Corporation commenced depletion of these costs effective April 1993. Costs of $4,000,000 relating to other unproved properties were not subject to depletion in any of the periods presented.

    c) General and administrative (G & A) details are described in the following table:

    YEAR ENDED DECEMBER 31                         1995       1994       1993
    ----------------------------------------------------------------------------
    G & A net of reimbursements of $1,271,000
      (1994 - $1,318,000; 1993 - $1,383,000)      $ 8,306    $ 8,278    $ 8,411
    Less:    Allocated as Marketing - Processing
              Operating Expense                    (2,434)    (2,434)    (2,927)
             Capitalized                           (1,128)    (1,101)    (1,099)
    ----------------------------------------------------------------------------
             Net G & A                            $ 4,744    $ 4,743    $ 4,385
    ----------------------------------------------------------------------------
    ----------------------------------------------------------------------------

    d) Interest expense is described in the following table:

    YEAR ENDED DECEMBER 31                         1995       1994       1993
    ----------------------------------------------------------------------------
          Interest expensed                       $ 3,327    $ 4,009    $ 2,767
          Interest capitalized                          -          -      1,825
    ----------------------------------------------------------------------------
              Total interest expense              $ 3,327    $ 4,009    $ 4,592
    ----------------------------------------------------------------------------
    ----------------------------------------------------------------------------

11. DUE TO BANK

    Amounts due to bank at December 31, 1995 represent amounts outstanding under the Revolving Credit Facility ($5,013,000) and the Caroline Term Loan ($18,750,000). The Company has fixed the interest rate at approximately
    10.3 percent on $30 million of debt by entering into three interest rate swap agreements of $10 million each to 1998. Under these swap agreements the Company is obligated to pay the interest spread between the swap rate and the three month rate for Bankers Acceptances. No provision has been recorded in relation to the unutilized portion of the total swaps as the decline in debt is considered temporary in nature. Any remaining amounts bear interest at approximately the prime rate.

    Management has the option to June 30, 1996 which can be extended subject to an annual review by the bank, to convert the indebtedness under the Revolving Credit Facility (maximum facility $25,000,000) to a term loan repayable in equal annual installments over five years. Management's intention in 1995 is to make no principal repayments of this facility and, accordingly, all of this indebtedness has been classified as long term.

    The Caroline Term Loan is repayable in equal quarterly installments amounting to $5 million per year.

    A general security agreement has been granted to the bank. As further security, the Company's interest in the Caroline property, its other hydrocarbon properties, and its interest in the Ethane Extraction Plant are to be pledged at the request of the bank.

12. CLASS A AND CLASS B SHARES

    Authorized
         An unlimited number of Class A Non-Voting Shares
         An unlimited number of Class B Common Shares

    Issued
                                                CLASS A            CLASS B
                                           NON-VOTING SHARES    COMMON SHARES
    ----------------------------------------------------------------------------
                              TOTAL AMOUNT  NUMBER   AMOUNT    NUMBER   AMOUNT
    ----------------------------------------------------------------------------
    Balance at December 31,
     1992                        $103,752 18,179,612 $63,370 11,584,940 $40,382
    Acquisition of Altex
     Resources Ltd. (Note 2)       22,202  6,343,400  22,202          -       -
    Issue (net of costs and
     related tax benefit)           9,833  2,000,000   9,833          -       -
    Conversions                         -    497,162   1,778   (497,162) (1,778)
    ----------------------------------------------------------------------------
    Balance at December 31,
     1993                        $135,787 27,020,174 $97,183 11,087,778 $38,604
    Conversions                         -     23,150      83    (23,150)    (83)
    ----------------------------------------------------------------------------
    Balance at December 31,
     1994                        $135,787 27,043,324 $97,266 11,064,628 $38,521
    Conversions                              229,212     824   (229,212)   (824)
    ----------------------------------------------------------------------------
    Balance at December 31,
     1995                        $135,787 27,272,536 $98,090 10,835,416 $37,697
    ----------------------------------------------------------------------------
    ----------------------------------------------------------------------------

    SHAREHOLDER RIGHTS

    The holders of the Class A Non-Voting Shares are entitled to share equally, on a share for share basis, with the holders of the Class B Common Shares, in all dividends declared by the Company on Common Shares as well as in the remaining property of the Company upon dissolution.
    The holders of the Class B Common Shares are entitled to vote and to exchange each Class B Common Share held for one Class A Non-Voting Share.

    If a take over bid is made for the Class B Common Shares, holders of Class A Non-Voting Shares are entitled in certain circumstances, for the duration of the bid, to exchange each Class A Non-Voting Share for one Class B Common Share, and to tender such Class B Common Shares pursuant to the terms of the take-over bid. Such right of exchange is conditional upon the completion of the take-over bid giving rise to the right of exchange, and if the take-over bid is not completed, then the right of exchange shall be deemed never to have existed.

    DIVIDENDS
    The Company currently has no intention of paying dividends on either the Class A Non-Voting Shares or the Class B Common Shares in the near future.

    STOCK OPTION PLAN
    On November 19, 1990, a resolution to establish a stock option plan (relating to the Class A Non-Voting Shares) was approved on such terms and conditions as the directors may determine. As at December 31, 1995, 1994 and 1993, no options have been granted.

13. RELATED PARTY TRANSACTIONS

    The following transactions were carried out between the Company and corporations (including Canadian Utilities Limited) controlled by the same shareholder who controls the Company.

                                                      1995      1994      1993
    ----------------------------------------------------------------------------
    Cost of administration and financial management  $   645   $   974   $  848
    Sale of natural gas                               14,779    20,043    9,285
    Cost of transportation                            11,412     8,370    8,880
    Sale of interest in Ethane Extraction Plant            -         -   10,350
    Sale of undeveloped petroleum rights               1,277         -        -
    Purchase of petroleum and natural gas properties     800         -        -
    Cost of storage                                       66        51       95
    Costs of drilling wells and related services         365       761    1,308
    Cost of power                                        305       352      433
    Payment of processing fees for facilities            290       313      254
    Revenue related to processing fees                   550       453        -
    Cost of rental and leasehold improvements              9         8       16
    Accounts payable at period end                        29        47       64
    ----------------------------------------------------------------------------

    These related party transactions are considered by management to be in the normal course of business and at market value.

14. PENSIONS

    Pension costs for the year amounted to $200,107 (1994 - $102,961; 1993 - $358,826). The following table shows the present value of the accrued pension benefits and the net assets available to provide for those benefits, measured on a basis adjusted to market over three years, based on an actuarial appraisal dated December 31, 1993 and projected to December 31, 1995.

    DECEMBER 31                                          1995    1994      1993
    ----------------------------------------------------------------------------
    Estimated market related value of assets            $6,302  $5,836    $5,533
    Estimated accrued pension benefits                   5,900   5,318     4,851
    ----------------------------------------------------------------------------
    Surplus                                             $  402  $  518    $  682
    ----------------------------------------------------------------------------
    ----------------------------------------------------------------------------

15. SEGMENTED INFORMATION

    The oil and gas segment includes exploration, development and production of oil and natural gas while the natural gas marketing and processing segment includes the operations of the natural gas marketing business and of the Ethane Extraction Plant. Included in oil and gas production revenues are sales to customers in the United States of approximately $12,500,000 (1994 - $11,900,000; 1993 - $11,840,000).

                                                    YEAR ENDED DECEMBER 31, 1995
         ----------------------------------------------------------------------------------
                                                          NATURAL GAS
                                           OIL & GAS      MARKETING &
                                          PRODUCTION       PROCESSING    CORPORATE   TOTAL
                                              ($)             ($)           ($)       ($)
         ----------------------------------------------------------------------------------
          Revenues                          58,178          203,056          -      261,234
         ----------------------------------------------------------------------------------

          Cost of Gas                          -            177,374          -      177,374
          Operating & Gas Transportation    14,733           13,837          -       28,570
          Royalties                          8,009             -             -        8,009
          Alberta Royalty Tax Credit        (1,350)            -             -       (1,350)
          Depletion and Depreciation        33,495             349          642      34,486
          Write down of petroleum
           and natural gas assets           23,000             -             -       23,000
         ----------------------------------------------------------------------------------
                                            77,887         191,560          642     270,089

-------------------------------------------------------------------------------------------
                                           (19,709)         11,496         (642)     (8,855)
         ------------------------------------------------------------------------
          Investment Income                                                             312
          General and Administrative                                                 (4,744)
          Interest                                                                   (3,327)
          Write down of investment
           in securities                                                             (1,735)
          Income Taxes                                                                2,953
         ----------------------------------------------------------------------------------
          Net Loss                                                                $ (15,396)
         ----------------------------------------------------------------------------------
         ----------------------------------------------------------------------------------
          Identifiable Assets            $ 224,411        $ 25,458      $ 5,472   $ 255,341
         ----------------------------------------------------------------------------------
         ----------------------------------------------------------------------------------
          Capital Expenditures           $  22,000        $    112      $   438   $  22,550
         ----------------------------------------------------------------------------------
         ----------------------------------------------------------------------------------

                                                    YEAR ENDED DECEMBER 31, 1994
         ----------------------------------------------------------------------------------
                                                       NATURAL GAS
                                           OIL & GAS   MARKETING &
                                          PRODUCTION    PROCESSING   CORPORATE     TOTAL
                                              ($)          ($)          ($)         ($)
         ---------------------------------------------------------------------------------
          Revenues                           58,807      132,200         -        191,007
         ---------------------------------------------------------------------------------
          Cost of Gas                           -        105,732         -        105,732
          Operating & Gas Transportation     12,863       17,964         -         30,827
          Royalties                          10,119         -            -         10,119
          Alberta Royalty Tax Credit         (1,621)        -            -         (1,621)
          Depletion and Depreciation         27,160          300        677        28,137
         ---------------------------------------------------------------------------------
                                             48,521      123,996        677       173,194
         ---------------------------------------------------------------------------------
                                             10,286        8,204       (677)       17,813
         ----------------------------------------------------------------------
         ----------------------------------------------------------------------
          Investment Income                                                           504
          Settlement Fee                                                            3,178
          General and Administrative                                               (4,743)
          Interest                                                                 (4,009)
          Income Taxes                                                             (6,987)
         ---------------------------------------------------------------------------------
          Net Earnings                                                           $  5,756
         ---------------------------------------------------------------------------------
         ---------------------------------------------------------------------------------
          Identifiable Assets             $ 259,554      $29,959    $ 7,225      $296,738
         ---------------------------------------------------------------------------------
         ---------------------------------------------------------------------------------
          Capital Expenditures            $  24,750      $   138    $ 1,276      $ 26,164
         ---------------------------------------------------------------------------------
         ---------------------------------------------------------------------------------

                                                    YEAR ENDED DECEMBER 31, 1993
         ----------------------------------------------------------------------------------
                                                       Natural Gas
                                           OIL & GAS   MARKETING &
                                          PRODUCTION    PROCESSING   CORPORATE     TOTAL
                                              ($)          ($)          ($)         ($)
         ---------------------------------------------------------------------------------
          Revenues                          51,528       72,816         -        124,344
         ---------------------------------------------------------------------------------
          Cost of Gas                          -         41,695         -         41,695
          Operating & Gas Transportation    13,331       18,622         -         31,953
          Royalties                          8,972         -            -          8,972
          Alberta Royalty Tax Credit        (1,580)        -            -         (1,580)
          Depletion and Depreciation        20,629        1,915        446        22,990
         ---------------------------------------------------------------------------------
                                            41,352       62,232        446       104,030
         ---------------------------------------------------------------------------------
                                            10,176       10,584       (446)       20,314
         ---------------------------------------------------------------------
         ---------------------------------------------------------------------
          Investment Income                                                          258
          General and Administrative                                              (4,385)
          Gain on sale of interest Ethane
           Extraction Plant                                                        7,326
          Recovery of loss in value of securities                                     83
          Interest                                                                (2,767)
          Income Taxes                                                           (10,591)
         ---------------------------------------------------------------------------------
          Net Earnings                                                          $ 10,238
         ---------------------------------------------------------------------------------
         ---------------------------------------------------------------------------------
          Identifiable Assets           $  262,127    $  37,476   $  6,599      $306,202
         ---------------------------------------------------------------------------------
         ---------------------------------------------------------------------------------
          Capital Expenditures          $   23,335    $    (140)  $    828      $ 24,023
         ---------------------------------------------------------------------------------
         ---------------------------------------------------------------------------------

16. COMMITMENTS AND CONTINGENCIES

    a) ATCOR has various commitments including those to buy, sell and transport natural gas. These commitments are considered to be in the normal course of business and, in the opinion of management, no material losses are anticipated in fulfilling such commitments.

    b) Effective January 31, 1996, the Company was purchased by Forest Oil Corporation. As part of this transaction various assets owned by the Company were sold to its then principal shareholders. These assets included 50% of its frontier assets for $8,000,000 which resulted in a write down (Note 10(a)). In addition the Company's investment in securities was sold resulting in a loss of $1,735,450 (Note 9) and an 18% interest in the Ethane Extraction Plant was sold resulting in an estimated before tax gain of $6,500,000.

17. RECONCILIATION TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

    The consolidated financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") in Canada. These principles differ from United States GAAP; the principal differences are as follows:

    (a) Under U.S. GAAP the carrying value of petroleum and natural gas properties, net of deferred income taxes, is limited to the 10% present value of after-tax future net revenue from proved reserves (based on prices and costs at the balance sheet date) and the unimpaired cost of unproved properties (the "U.S. ceiling test"). Under Canadian GAAP, future net revenue is not discounted but projected financing costs and general and administrative costs are deducted. These differences result in ceiling test write-downs under U.S. GAAP.

    (b) U.S. GAAP requires that deferred tax assets or liabilities be computed on the difference between financial statement and income tax bases of assets and liabilities. Deferred tax provisions are based on the change during the period in the related deferred tax asset or liability accounts (Financial Accounting Standard 109 ("FAS 109")). FAS 109 effects are shown from December 31, 1992.

    (c) The Ethane Extraction Plant was sold to a related party. Under U.S. GAAP, the gain would be credited to contributed capital in the year the sale closed - 1994.

    (d) Under U.S. GAAP, the excess of book value over quoted or fair value of investments would be written off if the impairment is other than temporary. Accordingly, a writedown was recorded for U.S. GAAP at December 31, 1992 and a charge recorded under Canadian GAAP in 1995 was reversed.

    (e) In 1994, disclosure was made of a contingency which was anticipated to be settled in 1995 and recorded as a prior period adjustment. Under U.S. GAAP, this possible charge would have been accounted for as a charge against earnings in the year the amount was determined to be probable rather than as a prior period adjustment. Some $800,000 of the possible charge was determined probable in 1994 and the estimated after tax effect is reflected below.

    (f) Under U.S. GAAP the portion of the Company's interest rate swaps that exceed the amount of the outstanding debt constitute trading securities and are recorded at fair value and the corresponding unrealized gains and losses are included in earnings.

    The effects of the differences between Canadian and U.S. GAAP on the consolidated statement of earnings are as follows:

                                                               Year ended
                                                               December 31
                                                    --------------------------------
                                                        1995      1994        1993
                                                    ----------  --------   ---------
    Net (loss) income as reported                   $ (15,396)  $  5,756   $  10,238
    (Increase) decrease in depletion, net of
      tax (a)                                           3,971    (12,414)    (15,187)
    Income taxes - liability method (b)                 1,723      1,264         918
    Elimination of gain on sale of interest in
     Ethane Extraction Plant, net of tax (c)              -                   (3,683)
    Write-down of investment in securities (d)          1,735        -           -
    Probable charge related to correction of a prior
     period error, net of tax (e)                         -         (448)        -
    Unrealized loss on interest rate swaps, net
     of tax (f)                                          (291)       -           -
                                                      --------  ---------   ---------
    Net loss under U.S. GAAP                          $(8,258)  $ (5,842)   $ (7,714)
                                                      --------  ---------   ---------
                                                      --------  ---------   ---------
    Net loss available to common shareholders
     under U.S. GAAP                                  $(8,258) $  (5,842)  $  (8,305)
                                                      --------  ---------   ---------
                                                      --------  ---------   ---------
    Loss per share available to common shareholders
     under U.S. GAAP                                  $ (0.22) $   (0.15)  $   (0.23)
                                                      --------  ---------   ---------
                                                      --------  ---------   ---------

    The reported cash flows in the consolidated statement of changes in financial condition under U.S. GAAP are as follows:

                                        Year ended
                                        December 31
                             -------------------------------
                                1995       1994       1993
                             ---------  --------   ---------
    Operating activities     $  36,749  $ 37,021   $ 27,388
    Financing activities       (15,242)  (11,798)    14,406
    Investing activities       (21,507)  (14,973)   (50,897)

    The effect of U.S. GAAP on retained earnings is as follows:

    Retained earnings under Canadian GAAP, December 31, 1992    $  22,874
    Charge on adoption for FAS 109                                 (3,263)
    Impairment of investments                                      (2,689)
    Write-down of oil and gas assets required under U.S.
      ceiling test at December 31, 1992                           (19,803)
                                                               -----------
              Deficit at December 31, 1992 restated under
                U.S. GAAP                                       $  (2,881)

    Net income (loss) under U.S. GAAP for the years ended
         December 31, 1993                                         (7,714)
         December 31, 1994                                         (5,842)
         December 31, 1995                                         (8,258)
                                                               -----------
                                                                  (24,695)
    Dividends declared during the years ended
         December 31, 1993                                           (591)
         December 31, 1994                                            -
         December 31, 1995                                            -
                                                               -----------
                                                                     (591)
                                                               -----------
              Deficit at December 31, 1995 under U.S. GAAP      $ (24,995)
                                                               -----------
                                                               -----------